United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$337,890
Unrealized Gain (Loss) on Market Value of Futures	413,370
Dividend Income	162
Interest Income	831
ETF Transaction Fees	700
Total Income (Loss)	$752,953

Expenses
General Partner Management Fees	$27,858
Professional Fees	14,012
Brokerage Commissions	2,875
Non-interested Directors' Fees and Expenses	571
Prepaid Insurance Expense	325
Total Expenses	45,641
Expense Waiver	(8,441)
Net Expenses	$37,200
Net Income (Loss)	$715,753

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/14	$41,017,681
Additions (100,000 Shares)	4,377,679
Net Income (Loss)	715,753

Net Asset Value End of Month	$46,111,113
Net Asset Value Per Share (1,050,000 Shares)	$43.92

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612